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                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT made this 15th day of September, 1985, by and between W B & H INVESTMENTS, A Utah Limited Partnership, hereinafter referred to as "Lessor" and DECIMA RESEARCH, A California Corporation, hereinafter referred to as "Lessee".

                                   WITNESSETH:

      Lessor, for and in consideration of the rents, covenants and conditions herein contained, hereby rents, lets and demises to Lessee; and Lessee in consideration of such rent, let, and demise, hereby leases from Lessor, the facility together with the parking area located at 1999 Columbia Lane, Orem, Utah according to the following terms and conditions.

      1. Rent: Lessee hereby agrees to pay to Lessor as rent, exclusive of any other charge to be paid by Lessee under this Lease, the sum of $104,400.00 per year, payable in equal consecutive monthly installments of $8,700.00 each, in advance on the first day of each month through the term hereof. Lessor and Lessee may agree to one annual payment in January of each year. Each rental payment and other sum required to be paid by Lessee under this Lease shall be delivered to Lessor at such place as Lessor may from time to time designate in writing.

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      2. Rent Adjustment: The rental amount stated in paragraph 1 shall be adjusted on January 1, 1986, and at the end of each full year thereafter, in a ratio equal to 60% as the increase in the Consumer Price Index (Denver Consumer Price Index for all Urban Consumers for all items as reported by the Bureau of Labor Statistics, from the next to the last month of the prior lease year (or for the first year, the second month prior to the commencement of the lease term) to form a new rental amount. (example: Lease year January 1 - December 31; CPI from November to November goes from 232.6 to 259.6 or a 27-point increase, which is an 11.6% increase.

      3. Term: The term of this lease agreement shall be for the period of four
(4) years commencing on August 10, 1985, and ending on August 31, 1989.

      4. Option to Extend Lease Period: It shall be the option of Lessor to extend this lease agreement for a term, terms or other period which is agreeable with the parties. Unless specific notice is received by the Lessor from the Lessee of the Lessee's intent to terminate this lease upon the completion of the term or any renewal, hereunder, within thirty (30) days, the term shall be extended for an additional four-year term or terms.

      5. Operating Expenses: As used herein the term "Operating Expenses" shall mean and include all costs, expenses,

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and amounts, determined through the accrual method of accounting, which are incurred by Lessor during the period in question or which are allocable to said period in connection with Lessor's ownership, operation, management, or maintenance of the Property, the Improvements, or any portion or portions thereof. Said costs, expenses, and amounts shall be determined in accordance with the accounting procedures and business practices customarily employed by Lessor, and shall include, but not be limited to, the cost of all of the following: real estate taxes and installments on special assessment; any tax or other charge levied or assessed upon Lessor or upon the rent payable under this Lease in lieu, in whole or in part, of real estate taxes or special assessments; all insurance which Lessor deems necessary or advisable to obtain and maintain; permit and inspection fees; electricity; gas; heating; air-conditioning; water; sewer; other utilities; supplies and materials; labor; maintenance and repairs; refurbishing; reasonable reserves for replacement or repair of components of the Improvements; landscaping; janitorial and security services; snow removal; professional fees; and reasonable management fees. Notwithstanding the breadth of the foregoing, Operating Expenses shall not include principal or interest paid by Lessor on any mortgage or deed of trust affecting the Property or Improvements. In the event the exact amount of any

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ingredient of Operating Expenses is not known at the time it is necessary to determine such Expenses, Lessor's reasonable estimate of the amount of such ingredient shall be used.

      As used herein the term "Proportionate share" shall mean a fraction whose numerator is the Usable Area of the Premises and whose denominator is the total Usable Area (as reasonable determined by the Lessor) contained in the Building.

      In addition to other payments by Lessee to Lessor required by this Lease, Lessee shall pay to Lessor as addition rents, for each year or portion thereof during the term of this Lease, Lessee's Proportionate Share of the amount of annual Operating Expenses in excess of $2.56 per year per square foot of total Usable Area (as reasonable determined by Lessor) contained in the Building.

      At a time convenient for Lessor after the end of each calendar year (or, at Lessor's option, at or about the end of the term of this Lease), Lessor shall provide to Lessee a statement of Lessee's Proportionate Share of excess Operating Expenses. Within 30 days after its receipt of such statement, Lessee shall pay the entire amount shown to be due. However, Lessor reserves and shall have the right at any time to reasonably estimate Lessee's Proportionate share of excess Operating Expenses for any current calendar year or portion thereof and to require that Lessee pay to Lessor, on a monthly basis at the same time that rent is payable under this Lease,

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the total amount of the estimate divided by the total number of months included in the period covered by the estimate. If Lessor exercises such right, Lessee shall thus pay the necessary amount monthly, and within three months after the end of each calendar year during which Lessee has paid to Lessor such estimated payments, Lessor shall render a statement to Lessee showing the difference between Lessee's actual Proportionate Share of excess Operating Expenses for such year or portion thereof and the total amount of Lessor's estimate for the year or portion thereof collected from Lessee. Lessee shall pay any shortage to Lessor within 10 days after Lessee's receipt of such statement. Correspondingly, Lessee shall receive a credit in the amount of any overpayment, which credit may be applied by Lessee to subsequent payments due under this Section 5, so long as Lessee is not in default under this Lease.

      Lessee shall be required to make the annual payment called for in this
Section 5 even though the term of this Lease has expired or terminated prior to the time Lessor renders a statement for such payment. However, if the term of this Lease has not been in effect for the entirety of the annual or other period covered by a statement contemplated hereby, the amount required to be paid by Lessee shall be determined through a proration which takes into account the

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length of time that the term has been or was in effect.

      Each of the final statements and determinations provided for above shall become absolutely binding on the Lessee, and not subject to challenge by Lessee, one year after the time the statement in question is furnished to Lessee, unless prior to the expiration of such one-year period Lessee furnishes Lessor with a writing wherein Lessee disputes such statement and determination.

      6. Use of Premises: The leased premises may be used for any legal purpose.

      7. Insurance and Indemnification: Lessor agrees to maintain fire insurance on the premises. Lessee is responsible for insurance on Lessee's inventory, personal property and other assets and agrees to waive all claims against Lessor for loss or damage of same or for injury to persons in and upon the premises from any causes whatsoever. Lessee also agrees to indemnify and hold harmless Lessor of and from any and all claims of any kind or nature arising from Lessee's use of the premises.

      8. Changes and Improvements: Lessee agrees that changes or improvements of any kind can be made by Lessee without the Lessor's written consent. Lessee agrees that the changes and improvements shall become a part of the premises.

      9. Signs: Lessee may, with the verbal approval of Lessor, place signs on the exterior of the premises. Lessee

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shall maintain the signs in good condition.

      10. Common Areas: Lessor may make and enforce reasonable rules and regulations for the management, use and maintenance of the common areas of the building and premises and may alter or amend the same when necessary. Said rules shall be binding on all occupants of the building. Lessor, however, shall not be liable to Lessee for any damage to Lessee caused by any non-observance by others of said rules.

      11. Condition of Property: Lessee hereby acknowledges that it has inspected the premises and common area, that it knows the condition thereof and that it accepts the premises as being in good condition.

      12. Right of Access: Lessor shall have the right to enter into and upon the premises at reasonable times or reasonably limit Lessee's beneficial use of the premises for the purpose of inspecting the same, making such repairs and alterations as may be necessary or other reasonable business purposes. Lessee shall permit, during the month preceding the expiration of this lease, signs and notices to be posted on the premises indicating that the premises are to be let or sold.

      13. Holdover: Any holding over after the expiration of this lease shall be construed to be a tenancy from month to month at the rental rate applicable to the last full month prior to such holdover.

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      14. Surrender of Premises: Lessee agrees to surrender the premises including all changes and improvements unto Lessor on the last day of the term of this lease in the same condition as when received, reasonable use and wear thereof excepted.

      15. Destruction of Premises or Loss by Eminent Domain: If the premises or any part thereof shall be damaged or destroyed or if all or substantially all of the premises shall be taken under any condemnation or eminent domain proceeding, then the lease shall terminate unless Lessor shall elect to reconstruct or repair the premises, within a reasonable time, but no rent shall be due during the period that Lessee is deprived of the beneficial use of the premises.

      16. Default: If Lessee shall default in the fulfillment of any of the terms and conditions in this lease including failure to pay rent when due, and such default shall continue for a period of 5 days after written notice of Lessee, or if the lease premises shall be abandoned or vacated, or if Lessee shall be legally dismissed therefrom by or under authority other than Lessor, or if Lessee shall file a voluntary petition in bankruptcy or other insolvency proceeding, then Lessor, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the premises. Lessor may relet said

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premises or any part thereof for such term or terms and at such rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable. No such re-entry or taking possession by Lessor shall be construed as an election by Lessor to terminate this lease, unless so declared by the Lessor. Furthermore all rent is immediately due and payable.

      17. Subleasing: Lessee may sublet the premises or any portion thereof without the consent of Lessor, provided however that any such subleasing shall be subordinate and subject to this lease.

      18. Negligence, Nuisance and Waste: Lessee shall be responsible for losses resulting from the negligence or misconduct of Lessee's employees or invitees. Lessee also agrees not to commit, or suffer to be committed, any waste of the premises or nuisance on or near the premises.

      19. Successors: This lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of both parties.

      20. Totality and Separability: This lease contains the entire agreement between the parties and cannot be changed or terminated except in writing. Each provision hereof shall be separate and independent and the breach of any such

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provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder.

       21. Waiver: No delay or omission by Lessor to exercise any right hereunder shall constitute a waiver of any default by the Lessee. The acceptance of any monies less than the total monies then due by Lessor from Lessee, shall not be a waiver of any other monies then due nor the right to demand performance of any other obligation of the Lessee under this Lease.

      22. Notice: Notice shall be sent to lessor at 349 South 200 East, Suite 410, Salt Lake City, Utah 84111, notice shall be sent to Lessee at 1363 Beverly Rd. McLean, Virginia 22101, or such other place as the parties may from time to time advise each other in writing.

      23. Attorneys Fees and Costs: In case of failure to faithfully perform the terms and covenants herein set forth, the defaulting party shall pay all costs, expenses and reasonable attorneys fees resulting from the enforcement of this lease or any rights arising out of such breach including storage costs or expenses incidental to reletting the premises. Net proceeds received from reletting the premises will be applied to the amount due and Lessee agrees to pay any deficiency.

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      24. Applicable Law: This Lease shall be governed by, and construed in accordance with, the laws of the State of Utah.

      IN WITNESS WHEREOF, Lessor and Lessee have signed their names or caused the signature of their proper and authorized representatives to be affixed hereto, the day and year first above written.

                                      W B & H INVESTMENTS, a Utah
                                      Limited Partnership, Lessor

                                   By /s/ Richard B. Wirthlin
                                      -----------------------------------------
                                      Richard B. Wirthlin, General
                                      Partner

                                      DECIMA RESEARCH, a California
                                      Corporation, Lessee

                                   By /s/ Joel A. White
                                      -----------------------------------------

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